UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2009 (November 16, 2009)

Farmers Capital Bank Corporation
(Exact name of registrant as specified in its charter)

Kentucky	0-14412	61-1017851
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 309 Frankfort, KY	40602
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (502) 227-1668

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03. Material Modification to Rights of Security Holders.

On November 12, 2009 at a special meeting of the shareholders, the shareholders of Farmers Capital Bank Corporation (the “Company”) adopted a proposal to amend the Company’s Second Amended and Restated Articles of Incorporation.  On November 16, 2009, the Company filed Articles of Amendment to the Second Amended and Restated Articles of Incorporation (the “Amendment”) with the Secretary of State of Kentucky.  The Amendment is attached hereto as Exhibit 3.1.  The Amendment increases the number of authorized shares of the Company’s common stock from 9,608,000 to 14,608,000.   The provisions of the Amendment are described in detail in the Proxy Statement/Special Meeting of Shareholders– November 12, 2009 under the section titled “Proposal 1 - Approval of An Amendment to the Company’s Restated Articles of Incorporation to Increase the Number of Authorized Shares of Common Stock from 9,608,000 to 14,608,000 Shares” which section is incorporated herein by reference.

Item 5.03. Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in Item 3.03 above under the heading “Material Modification to Rights of Security Holders” is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) The following exhibit is included with this report:

Exhibit No.   Exhibit Description

3.1	Articles of Amendment to Second Amended and Restated Articles of Incorporation of Farmers Capital Bank Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the Undersigned hereunto duly authorized.

Farmers Capital Bank Corporation

Date November 17, 2009	By: G. Anthony Busseni
Name: G. Anthony Busseni
Title: President and Chief Executive Officer